UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): August 7, 2017

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8 - Other Events

Item 8.01 Other Events

Certain exhibits are filed herewith in connection with the Prospectus Supplement dated August 7, 2017 to the Prospectus dated February 27, 2015, forming part of the Registration Statement on Form S-3 (File No. 333-202386) filed by Essent Group Ltd. (the “Company”) with the Securities and Exchange Commission covering the offering and sale by the Company of 5,000,000 common shares (the “Shares”) of the Company, par value $0.015 per share (the “Common Shares”).

On August 7, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) in connection with the offering and sale by the Company of the Shares at a public offering price of $39.90 per share, less an underwriting discount of $0.20 per share, for aggregate proceeds to the Company before expenses of $198.5 million. In addition, the Underwriter was granted an option pursuant to the Underwriting Agreement to purchase an additional 750,000 Common Shares from the Company.

The Underwriting Agreement and opinion of counsel are filed as exhibits hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 7, 2017, by and between the Company and Barclays Capital Inc.
5.1	Opinion of Conyers Dill & Pearman Limited

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017

ESSENT GROUP LTD.

By:	/s/ Lawrence E. McAlee
Name: Lawrence E. McAlee
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 7, 2017, by and between the Company and Barclays Capital Inc.
5.1	Opinion of Conyers Dill & Pearman Limited